Exhibit 10(i)

MARKETING AND SERVICING AGREEMENT

                This Marketing and Servicing Agreement (this “Agreement”) is dated as of March 21, 2001 between First Community Bank of Washington, a bank organized under the laws of the State of Washington and a FDIC insured institution (the “Bank”), and Advance America Servicing of Arkansas, Inc., a Delaware corporation (“Advance America”).

                WHEREAS, the Bank is a bank organized under the laws of the State of Washington with its principal location in Lacey, Washington, and insured by the Federal Deposit Insurance Corporation (the “FDIC”), and as such, is authorized to extend credit to borrowers, subject to the federal and Washington financial institution and credit regulations in effect and as applicable;

                WHEREAS, Advance America is a duly authorized and validly existing Delaware Corporation, authorized to do business in Arkansas;

                WHEREAS, in accordance with its established lending criteria as may be amended from time to time, the Bank desires to make short-term small loans (“Loans”) to consumers (“Borrowers”); and

                WHEREAS, Advance America desires to market and service the Loans, while retaining authority and control over, and responsibility for, its own employees and methods of operation;

                NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, and other valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Bank and Advance America (together, the “Parties”) agree as follows:

                1.             Bank’s Making and Ownership of Loans

                                (a)           The Bank in its sole discretion shall determine all of the conditions, terms and features of the Loans, including, without limitation, loan amounts, fees and charges, interest rates, credit limits, credit standards and all other terms and conditions of the Loans.  The Bank shall make Loans to all Applicants (as that term is defined in Section 2(a) below) who meet such credit standards.  Neither the Bank, nor Advance America, nor their respective employees shall suggest to Applicants that Loans are made or approved by Advance America or that Advance America (or any employee of Advance America) can improve an Applicant’s prospect of obtaining a Loan.

                                (b)           Advance America shall not in any way fund, or purchase any share or “participation interest” in, any Loan.

                                (c)           The Bank may sell any portion of any Loan to a third party or parties.  Any sale by the Bank of any such Loan shall comply with applicable federal law.

                2.             Advance America’s Services

                                (a)           General Duties of Advance America; Standards of Performance:  Advance America shall perform all services required to market and service the Loans, including without limitation the establishment of retail stores where Loan applicants (“Applicants”) may submit Loan applications (“Applications”) and receive disclosures required by applicable law and where Borrowers may execute and deliver Loan documentation and repay Loans.  In performing its services hereunder, Advance America shall at all times and in all material respects comply with applicable law.  Further, Advance America shall use the documentation and follow the reasonable and lawful practices, policies and procedures established by the Bank and communicated in writing to Advance America from time to time (the “Bank Policies”).

                                (b)           Marketing of Loans:

                                                (i)            The Bank hereby authorizes Advance America to market and service Loans and to use the name, and any trade name and logo, of the Bank in connection with such marketing and servicing.  Advance America may use letters, print advertisements, the Internet and television and radio commercials for such purposes.  All advertising and promotions for the Loans shall appropriately identify the Bank as the lender.  Advance America shall submit all advertising materials to the Bank for the Bank’s prior approval, which shall not be unreasonably withheld.

                                                (ii)           Advance America shall maintain and operate stores for the purpose of marketing and servicing the Loans.

                                                (iii)          In connection with Advance America’s performance of its obligations under this Agreement, it is expressly agreed that (A) the Bank shall not hold any ownership or leasehold interest in any Advance America store or any personal property located therein, except for Repayment Checks, Notes (as those terms are defined in Section 2(c) below), and cash reflecting Loan repayments as may be located at such stores from time to time, (B) no Bank employees shall work in any Advance America store, except as provided in Section 2(f), and (C) the Bank shall exercise no authority or control over Advance America’s employees or methods of operation, except as set forth in this Agreement.

                                (c)           Servicing of Loan Applications:

                                                (i)            Advance America employees shall take Applications from Applicants, using an Application form approved by the Bank.  Advance America shall not discourage any prospective Applicant from submitting an Application, and shall provide reasonable assistance to each prospective Applicant in completing an Application.  Without limiting the generality of the foregoing, Advance America shall not discriminate against any Applicant in the credit application process on any “prohibited basis,” as such term is defined in the federal Equal Credit Opportunity Act (“ECOA”) and Regulation B.  Advance America shall forward all completed Applications to the Bank (or its designated loan processing agent) electronically, by telephone, or by other appropriate means agreeable to both Parties.

                                                (ii)           Based upon the information provided by Applicants to the Bank through Advance America and such other credit-related information as obtained by Advance America at the direction of the Bank, and pursuant to the credit granting standards adopted by the Bank, the Bank shall be solely responsible for determining whether to extend credit to Applicants.  The Bank shall, either itself or through its designated loan processing agent, communicate to Advance America its credit decision on any Application, together with the reason for any negative credit decision, electronically, by telephone or by other means acceptable to both Parties.  Advance America shall provide an appropriately completed adverse action notice to any Applicant whose Application is rejected by the Bank.

                                                (iii)          The Bank’s Loans hereunder shall be evidenced by an agreement comprised of a Consumer Loan Agreement and Federal Truth in Lending Disclosures (“Note”).  The Note shall include an Arbitration Agreement.  The Note shall be electronically signed by the officer of the Bank in the Bank’s name.

                                                (iv)          For each Loan to a Borrower, Advance America shall:  (A) have the Borrower sign the Note; (B) deliver a copy of the Note to the Borrower; (C) obtain from the Borrower the executed Note, and the Borrower’s signed, postdated personal check made payable to the Bank (the “Repayment Check”), which Repayment Check shall be for the Total of Payments set forth in the Agreement; and (D) upon receipt (and only upon receipt) of the signed Note and Repayment Check, deliver to the Borrower a check, electronically signed by an officer of the Bank in the Bank’s name for the Amount Financed set forth on the Note (the “Proceeds Check”).  Pursuant to Washington state law and in accordance with the policy of the Bank, Advance America will not allow any Borrower to roll-over a Loan made pursuant to this Agreement.

                                (d)           Monitoring, Inventorying and Auditing of Proceeds Checks:  As part of its servicing of the Loans, Advance America shall monitor and inventory the Proceeds Checks, ensuring that all Proceeds Checks are issued as the result of Applications approved by the Bank and are given to Borrowers for Loans.

                                (e)           Additional Servicing:  Advance America shall perform all necessary servicing functions with respect to the Loans.  Without limiting the foregoing:

                                                (i)            Advance America shall use its reasonable best efforts to collect payments on the Loans prior to, at and after maturity thereof.  In collecting payments owed under the Notes, Advance America shall comply in all material respects with applicable law, including without limitation the Fair Debt Collection Practices Act (the “FDCPA”) and applicable debt collection regulations and consumer protection laws applicable to Advance America in the State or States in which Advance America is marketing and servicing the loans, and the Best Practices of the Community Financial Services Association of America.  Advance America shall not encourage or allow its employees to threaten or imply that failure to honor any payment instrument in connection with any Loan shall subject the Borrower to potential criminal prosecution that Advance America does not reasonably believe will in fact result from such failure.  The Bank has established a standard to monitor the effectiveness of the collection efforts of Advance America. Bank requires that loan losses to the Bank on the Loans shall be eight percent (8%) or less of the amount of the finance charge on the Loans, as the finance charge is disclosed in the federal Truth in Lending box contained in the Notes (“Loss Rate Standard”).  Advance America agrees to meet the Loss Rate Standard in its collections.  If Advance America’s collection efforts do not meet this Loss Rate Standard established by the Bank, the Fees (as that term is defined in Section 2(g) below) to be paid Advance America will be reduced by the dollar amount that the loan losses exceed the Loss Rate Standard.  The Fees will be adjusted in accordance with this Section on a quarterly basis based on the calendar year to date loss experience.

                                                (ii)           On each day Advance America operates its stores for regular business, Advance America shall deposit in a Bank account designated by the Bank (the “Bank Deposit Account”) all cash receipts for that day and all Repayment Checks required to be deposited on that day.  Advance America shall reconcile the Bank Deposit Account on a monthly basis.

                                                (iii)          Advance America shall maintain and retain all original Applications and copies of all Adverse Action Notices and other documents relating to rejected Applications for the period required by applicable law.  Advance America shall maintain originals or copies, as applicable, of all Applications, Notes, Proceeds Checks, Repayment Checks and other documents provided to or received from Borrowers (all such documents referred to collectively as “Loan Documents”) for the period required by applicable law.  Prior to repayment or charge-off a Loan, the Loan Documents shall be maintained by Advance America in a secure environment.  Advance America will work with the Bank’s designated loan processing agent to ensure that Bank is provided timely information concerning the basis for each Adverse Action Notice relating to a rejected Application.

                                (f)            Reports:  Access to Stores, Books and Records and Employees:  During the term of this Agreement, Advance America shall provide to the Bank data submissions and reports reasonably required by the Bank and its advisors in order to maintain effective internal controls and to monitor results under this Agreement, including without limitation the performance of the Loans and Advance America obligations hereunder.  Such reports shall include a daily report showing Loans made, repaid and outstanding each day, as agreed upon by the Bank and Advance America.  During the term of this Agreement and at all times thereafter, the Bank and banking agencies with regulatory authority over the Bank and its auditors shall have reasonable access to Advance America stores and to the books and records of Advance America and the officers, employees and accountants of Advance America for the same purposes.

                                (g)           Fee and Costs; Number of Locations

                                                (i)            In consideration for Advance America’s performance of its obligations under this Agreement, the Bank shall pay Advance America the marketing and servicing fees set forth on Exhibit A attached hereto (the “Fees”).  Advance America will be responsible for all costs associated with its stores and its services under this Agreement, including without limitation rental and occupancy costs; costs of up-fit and leasehold improvements; equipment costs; processing costs; printing costs; maintenance costs; staffing costs; taxes assessed to Advance America; signage costs; and advertising costs.

                                                (ii)           The Parties agree that Advance America may service and market the Loans for the Bank pursuant to this Agreement in twenty-five (25) locations in the State of Arkansas.  Advance America agrees that it shall give thirty days’ written notice to the Bank if it intends to open any additional locations in Arkansas and will give the Bank the right of first refusal to offer the Loans in any such new location.  If the Bank does not wish to offer Loans in any new location, Advance America may market and service Loans for another federally insured financial institution in that new location or do business in some other lawful manner.

                3.             Representations, Warranties and Covenants

                                (a)           The Bank hereby represents warrants and covenants to Advance America, as of the date hereof and on a continuing basis throughout the term of this Agreement, that:

                                                (i)            The Bank is a duly organized and validly existing state bank organized under the laws of the State of Washington, with its headquarters office located in Lacey, Washington.  The Bank is insured by the FDIC, and has the power and authority and all requisite licenses, permits and authorizations to execute and deliver this Agreement and perform hereunder.

                                                (ii)           The Bank is authorized to make Loans as contemplated by this Agreement and to contract with a third party to provide the services which Advance America will provide under this Marketing and Servicing Agreement.

                                                (iii)          The Bank is authorized under applicable law to contract with a third party to provide loan processing services not covered by this Marketing and Servicing Agreement, and transmission by and between Advance America and such third party of information required for processing the Loans does not violate Washington state law or federal law.

                                                (iv)          The Bank is authorized under applicable law to sell participation interest(s) in the Loans, or to sell the Loans to a third party or third parties prior to the maturity date on such Loans.

                                                (v)           This Agreement has been duly authorized by the Bank’s Board of Directors, executed and delivered by the Bank and constitutes the legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                                (vi)          The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of the articles of incorporation or other governance documents of the Bank; or (B) violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, law, arbitration award, judgment or decree to which the Bank is party or by which the Bank or any of its assets may be bound.

                                                (vii)         During the term of this Agreement, Bank shall provide to Advance America data submissions and reports reasonably required by Advance America and its advisors in order to maintain effective internal controls and to monitor results under this Agreement, including without limitation the performance of the Loans and the Banks obligation hereunder.

                                                (viii)        During the term of this Agreement, but only to the extent permissible under applicable laws, regulations and regulatory practices, Advance America and its auditors shall have reasonable access to the Bank’s accounting records relating to Loans made in Arkansas.  Subject to the foregoing limitations, Advance America will also have access to the officers, employees and accountants of the Bank for the same purposes as set forth in (vii) to discuss such records.

                                                (ix)           The bank shall use its reasonable best efforts to comply in all material respects with the CFSA Best Practices in effect of the date of this Agreement, in the form provided to it by Advance America, and any reasonable Best Practices, or modifications to such practices approved and adopted by the Community Financial Services Association of America (the “CFSA”) during the term of this Agreement; provided the practices comply in all respects with applicable law, and the interpretation of such law by federal, state, or other regulatory authorities with jurisdiction.

                                                (x)            There are no regulatory actions or lawsuits against Bank relating to the marketing and Servicing of Loans.

                                (b)           Advance America hereby represents and warrants to the Bank, as of the date hereof and on a continuing basis throughout the term of this Agreement, that:

                                                (i)            Advance America is duly organized and validly existing, and licensed to do business as a corporation under the laws of the State of Delaware, and is duly qualified to do business as contemplated under this Agreement, and in good standing in, Arkansas.

                                                (ii)           Advance America has the corporate power and authority, and all requisite licenses, permits and authorizations, to execute and deliver the Agreement and to perform their duties hereunder.  This Agreement has been duly authorized by Advance America’s Board of Directors, executed and delivered by it and constitutes its legal, valid and binding agreements, enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                                (iii)          The execution, delivery and performance of this Agreement will not (A) violate or conflict with any provision of the articles of organization, operating agreement or other governance documents of Advance America; or (B) violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, law, arbitration award, judgment or decree to which Advance America is a party or by which Advance America assets may be bound.

                                                (iv)          Advance America will market and service the Loans in accordance with this Agreement and in accordance with the policies and procedures established and approved by the Bank pursuant to this Agreement.

                                                (v)           Advance America will operate its stores in Arkansas in accordance with this Agreement and will follow its normal operating procedures in operating these stores including providing adequate security measures, hiring appropriate employees, and being open for business during its normal business operating hours.

                                                (vi)          There are no regulatory actions, investigations, or lawsuits against Advance America or its affiliates relating to the marketing and servicing of Loans.

                                                (vii)         To the best of its knowledge, Advance America represents that written information and financial statements provided to the Bank in contemplation of this Agreement did not contain any material omissions of fact and were materially correct.

                4.             Indemnification

                                (a)           For a period of eighteen (18) months from the date of this Agreement, Advance America hereby indemnifies and agrees to hold harmless the Bank, its affiliates and the officers, directors, members, employees, representatives, shareholders, agents and attorneys of such entities (the “Bank Indemnified Parties”) against any and all claims, losses, liabilities, damages, penalties, demands, judgments, settlements, costs and expenses (“Losses”) suffered or incurred by such Bank Indemnified Parties as a result of, or with respect to, or arising from (i) any claim or allegation made by or on behalf of any Applicant or Borrower relating to the Loans, including any actions brought during that time on behalf of any Applicant or Borrower by any regulatory or governmental authority or agency, and (ii) any and all Losses identified in section 4(b) below.

                                (b)           For the period of time following the first eighteen (18) months after the date of this Agreement and except as to Losses for which Advance America is indemnified by Bank as set forth below in section 4(d), Advance America hereby indemnifies and agrees to hold harmless the Bank Indemnified Parties against any and all Losses suffered or incurred by such Bank Indemnified Parties as a result of, or with respect to, or arising from (i) any breach by Advance America of any Representation, Warranty or covenant contained herein, or any negligence or misconduct by Advance America or its employees; (ii) any burglary, robbery, fraud, or theft at the Advance America locations marketing and servicing the Loans; or (iii) any claim or allegation made by or on behalf of any Applicant or Borrower arising from or relating to the Loans in which Bank is named a party and that asserts that Advance America has acted in violation of the law.

                                (c)           Notwithstanding the foregoing, Advance America shall not indemnify the Bank under this Agreement for: (A) Losses caused by the Bank’s breach of this Agreement (including but not limited to the breach by the Bank of any Representation, Warranty, or covenant contained herein); (B) Losses caused by the burglary, robbery, fraud, theft, negligence or misconduct of the Bank or its employees; (C) Losses relating from any claim, investigation or allegation made by any regulatory or governmental authority or agency arising from or relating to the Loans except as set forth in section 4(a) above; (D) except as set forth in section 4(a) above, Losses arising from the settlement of any claim, or a judgment or ruling by a court, arbitrator or regulatory authority on such claim, that the Bank has violated state or federal usury laws, state or federal consumer protection laws, state or federal racketeering laws (including the federal Racketeering Influenced and Corrupt Organizations Act), or federal Truth in Lending laws, or is liable for fraud or unconscionability; (E) the loss of the Bank’s Washington bank charter, or the loss of any license or permit required by the Bank to transact business as a federally insured financial institution; (F) claims that any Bank Indemnified Party is in violation of federal or state securities or corporate laws; (G) claims brought by employees or shareholders of any Bank Indemnified Party; (H) a decline in the value of the stock of any Bank Indemnified Party. (I) adverse publicity or customer relations problems encountered by any Bank Indemnified Party; (J) non-monetary sanctions by any court or regulatory agency; (K) loss of non-Loan related business or profits of any Bank Indemnified Party; (L) management time relating to attending hearings and meetings with respect to indemnified matters; or (M) any action by Advance America against Bank.

                                (d)           Except as to Losses for which Bank is indemnified by Advance America as set forth above in sections 4(a) and (b), the Bank hereby indemnifies and agrees to hold harmless Advance America, its affiliates, and the officers, directors, members, employees, representatives, shareholders, agents and attorneys of Advance America and its affiliates (the “Advance America Indemnified Parties”) against any and all Losses suffered or incurred by such Advance America Indemnified Parties as a result of, or with respect to, or arising from (i) any breach of this Agreement by the Bank (including, but not limited to the breach by the Bank of any Representation, Warranty, or covenant contained herein), (ii) any burglary, robbery, fraud, theft, negligence or misconduct by the Bank or its employees, or (iii) any error or omission in the information or services rendered by any other third party with whom the Bank contracts to provide services not covered by this Agreement, including loan processing services.

                                (e)           Notwithstanding the foregoing, the Bank shall not indemnify Advance America under this Agreement for: (A) Losses caused by Advance America’s breach of this Agreement (including but not limited to the breach by Advance America of any Representation, Warranty, or covenant contained herein); (B) Losses caused by burglary, robbery, fraud, or theft at the Advance America locations marketing and servicing the Loans by persons other than the Bank or its employees; (C) negligence or misconduct of Advance America or its employees; (D) Losses resulting from any claim, investigation or allegation made by any regulatory or governmental authority or agency arising from or relating to the Loans; (E) Losses arising from the settlement of any claim, or a judgment or ruling by a court, arbitrator or regulatory authority on such claim, that Advance America has violated state or federal usury laws, state or federal consumer protection laws, state or federal racketeering laws (including the federal Racketeering Influenced and Corrupt Organization Act), or federal Truth in Lending laws, or is liable for fraud or unconscionability; (F) claims that any Advance America Indemnified Party is in violation of federal or state securities or corporate laws; (G) claims brought by employees or shareholders of any Advance America Indemnified Party; (H) a decline in the value of the stock of any Advance America Indemnified Party; (I) adverse publicity or customer relations problems encountered by any Advance America Indemnified Party; (J) non-monetary sanctions by any court or regulatory agency; (K) loss of non-Loan related business or profits of any Advance America Indemnified Party; (L) management time relating to attending hearings and meetings with respect to indemnified matters; or (M) any action by the Bank against Advance America.

                                (f)            The Bank Indemnified Parties and the Advance America Indemnified Parties are sometimes referred to herein as the “Indemnified Parties” and Advance America or the Bank, as indemnitor hereunder, is sometimes referred to herein as the “Indemnifying Party.”

                                (g)           Any Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Party, in writing, of any indemnified Loss hereunder, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the Loss, provided that failure to promptly give such notice shall only limit the liability of the

Indemnifying Party to the extent of the actual prejudice, if any, suffered by such Indemnifying Party as a result of such failure. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by such Indemnifying Party to support and verify the claim asserted.

                                (h)           The Indemnifying Party may assume the defense of a claim which it is indemnifying, or prosecute a claim resulting from such indemnified claim, and may employ counsel chosen by the Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnified Party), at the Indemnifying Party’s sole cost and expense. The Indemnifying Party shall have the right, at its own expense, to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein. The Indemnifying Party shall not be liable for any settlement of any claim effected without its prior written consent, which shall not be unreasonably withheld. However, if the Indemnifying Party does not assume the defense or prosecution of a claim within thirty (30) days after notice thereof, the Indemnifying Party may settle such claim without the Indemnifying Party’s consent. The Indemnifying Party shall not agree to settlement of any claim which provides for any relief other than the payment of monetary damages by the Indemnifying Party without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld. Whether or nor the Indemnifying Party chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith, all at the Indemnifying Party’s sole cost and expense.

                                (i)            The Parties agree that, if both Parties are named as defendants in the same lawsuit, the Parties will enter into a Joint Defense Agreement reasonably accepted to the Parties.

                5.             Termination

                                (a)           This Agreement shall terminate: (i) three (3) years after the date of this Agreement; (ii) upon six (6) months written notice of termination to the other Party; (iii) upon an Event of Default that is not cured after notice is given as provided in Section 5(b); (iv) upon a decrease in the fees and or interest that can be charged by the Bank on the Loans pursuant to a change in federal or state law or the interpretation thereof by a regulatory agency asserting jurisdiction as to that issue; or (v) upon the termination by the Bank’s designated loan processing agent of the Bank’s agreement with such agent to provide the services contemplated in his Agreement. In the event this Agreement is terminated pursuant to (iv) above, the Parties agree to negotiate in good faith as to the terms of a new agreement.

                                (b)           Upon the occurrence of an Event of Default (as hereinafter defined) by either party, the other Party may terminate this Agreement by giving written notice at least thirty (30) days in advance of termination and an opportunity for the defaulting Party to cure the Event of Default, provided that: (i) the non-defaulting Party may suspend this Agreement during the period prior to any cure of the Event of Default; and (ii) the thirty (30) day written notice requirement shall not apply if the Even of Default is the Bank’s failure to fund a Loan marketed by Advance America which meets the criteria established by the Bank for Loans. Either party may immediately terminate this Agreement if either Party is advised by the Federal Deposit Insurance Corporation (or any successor to such agency), or by regulatory agency which has or asserts jurisdiction over either Party or the Loans, that its making of the Loans or the performance its obligations under this Agreement is or may be unlawful or an unsafe or unsound banking practice or that such activity may jeopardize the Bank’s standing with or any Bank rating from any agency.

                (c)           It shall constitute an Event of Default by the Bank hereunder if (a) the Bank shall be in material breach of any Representation, Warranty or covenant hereunder or if the Bank fails to make any payment due hereunder, (b) Advance America has not defaulted hereunder and the Bank nonetheless discontinues making Loans, (c) the Bank shall fail to fund a Loan marketed by Advance America which meets the criteria established by the Bank for Loans; or (d) the Bank shall file for protection under any state or federal liquidation provision, or where the FDIC or any other regulatory authority takes control of the Bank. It shall constitute an Even of Default by Advance America hereunder if (a) Advance America shall be in material breach of any Representation, Warranty, or covenant hereunder, (b) the Bank has not defaulted hereunder and Advance America nonetheless discontinues marketing and servicing the Loans, or (c) Advance America files for protection under any chapter of the federal Bankruptcy Code.

                (d)           Sections 4 through 8 hereof shall survive the termination of this Agreement. However, upon the Bank’s written request, Advance America shall continue to service outstanding Loans following termination of this Agreement until all Loans are repaid or charged off in accordance with the Bank’s standards practices and policies.

                6.             Notice

                Any notice hereunder by either Party shall be given to the other Party at its address act forth below or at such other address designated by notice in the manner provided in this Section 6, by personal delivery, certified mail or overnight courier, or by facsimile with a confirmation copy by first class mail, postage prepaid. Such notice shall be deemed to have been given when received. Unless otherwise agreed, notice shall be sent to the contact persons at the addresses or facsimile numbers, as the case may be, set forth below:

                If to Advance America:

                                Mr. John T. Egeland, President
                                Ms. Monica Allie, Esquire
                                Advance America Servicing of Arkansas, Inc. 961 East Main Street
                                Spartanburg, SC 29302
                                (864) 515-5600

                with a copy to:

                                John C. Stophel, Esquire

                                Chambliss, Bahner & Stophel P.C.

                                1000 Tallan Square, Two Union Square

                                Chattanooga, Tennessee 37402-2500

                                (423) 756-3000If to the Bank:

                                First Community Bank

                                Ken F. Parsons, Sr., President/CEO

                                721 College St. SE

                                P.O. Box 3800

                                Lacey, Washington 98509-3800

                                (360) 412-2100

                7.             Confidentiality and Use of Customer Information; Non-Solicitation of Employees

                                (a)           The Parties agree that the use of the information regarding all Borrowers and Applicants (“Customer Information”), including without limitation names, addresses, demographic information and financial information, is subject to, or may become subject to, federal and state privacy laws.  The Parties agree that the use of such Customer Information shall be in compliance with all such applicable laws, and with any privacy policy adopted by the Bank to comply with such laws, and that the Parties will keep such Customer Information confidential in accordance with such laws and policy.

                                (b)           The Bank agrees not to target the Borrowers for any solicitation of any product or service, and not to provide any Customer Information to any person or entity not a party to this Agreement, except to the extent required to do so under applicable law or judicial, administrative or regulatory process or except incident to its normal marketing efforts in the State of Washington, without the prior written consent of Advance America.  The Bank shall use reasonable care to ensure that its agents do not violate this provision.

                                (c)           The Bank and Advance America agree to treat in confidence the provisions of this Agreement and all documents, materials and other information related to this Agreement, which shall have been obtained during the course of the negotiations leading to, and, during the performance of, this Agreement (collectively, “Confidential Information”), and not to communicate Confidential Information to any third party, except that Confidential Information may be provided to a Party’s affiliates, as such term is defined in the Securities Exchange Act of 1934, regulatory authorities, counsel, accountants, financial or tax advisors without the consent of the other Party, provided that such parties agree to hold such Confidential Information in confidence.  As used herein, the term “Confidential Information” shall not include any information which (i) is or becomes available to a Party (the “Restricted Party”) from a source other than the other Party, (ii) is or becomes available to the public other than as a result of disclosure by the Restricted Party or its agents, or (iii) is required to be disclosed under applicable law or judicial, administrative or regulatory process (but only to the extent it must be disclosed).

                                (d)           The Parties agree that monetary damages would not be adequate compensation in the event of a breach by a Restricted Party of its obligation under this Section 7 and, therefore, the Parties agree that in the event of any such breach the Restricted Party, in addition to its other remedies at law or in equity, shall be entitled to an order requiring the Restricted Party to specifically perform its obligations under Section 7 or enjoining the Restricted Party from breaching Section 7, and the Restricted Party shall not plead in defense thereto that there would be an adequate remedy at law.

                                (e)           Each Party agrees that it shall not directly or indirectly solicit, hire or otherwise retain or engage, whether as an employee, independent contractor or otherwise, any employee or other personnel of the other Party.

                8.             Miscellaneous

                                (a)           Neither the existence of this Agreement and the other Agreements, nor their execution, is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between the Bank and Advance America.

                                (b)           This Agreement and the other Agreements supersede any negotiations, discussions or communications between the Bank and Advance America and constitute the entire agreement of the Bank and Advance America with respect to the Loans and the Loan Documents.

                                (c)           Advance America shall on a timely basis provide the Bank with its monthly financial statements, and its annual audited financial statements.  Bank shall on a timely basis provide Advance America with its quarterly financial statements, and its annual audited financial statements.

                                (d)           Failure of any Party to insist, in one or more instances, on performance by any other Party in accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this Agreement unless and to the extent that such waiver is in a writing signed by or on behalf of the Party alleged to have granted such waiver.

                                (e)           Any written notice or demand to be given under this Agreement shall be duly and properly given if delivered as described in Section 6 herein.

                                (f)            This Agreement and the rights and duties described herein shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without reference to Arkansas or Washington choice of law rules.

                                (g)           Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in a mutually convenient location in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”).  The arbitration shall be selected by agreement of the Parties or, if they cannot agree on an arbitrator within thirty (30) days after written notice of a Party’s desire to have a matter settled by arbitration, then the arbitrator shall be selected by the AAA.  Any arbitrator hereunder must be either a lawyer who has practiced law for at least ten years or a retired judge.  The arbitrator shall render his or her decision in writing in accordance with applicable substantive laws.  The determination reached in such arbitration shall be final and binding on all Parties hereto without any right of appeal except as provided by the Federal Arbitration Act.  Any court of competent jurisdiction may enforce any determination or award of the arbitrator.  Unless otherwise agreed by the Parties, any such arbitration shall be conducted in accordance with the rules of AAA.  The arbitrator shall have the right and power to apportion the costs and expenses of the arbitration (including the Parties’ attorneys’ fees and expenses) in his or her discretion.  THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRAIL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SUBJECT TO ARBITRATION HEREUNDER.

                                (h)           Advance America shall not assign or delegate any of its rights and/or obligations hereunder without the Bank’s prior written consent, which consent shall not be unreasonably withheld.  The Bank shall not assign any of its rights and/or obligations hereunder to any other party without Advance America’s prior written consent, which consent shall not be unreasonable withheld.

                                (i)            The headings of the several sections and subsections of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of the Agreement.

                                (j)            This Agreement may be executed by the Parties in separate counterparts, each of which is an original but all of which together shall constitute one and the same document.

                                (k)           Advance America shall use its reasonable best efforts to train and supervise its employees to act in conformity with the Bank Policies provided in writing to Advance America by the Bank and the requirements of applicable law pertaining to their duties.

                                (l)            Neither Party shall take or omit to take any action that would cause such Party to violate any of its representatives or warranties hereunder.

                                (m)          The Bank shall forward to Advance America within five (5) business days of receipt any written notices it receives that bankruptcy proceedings have been initiated with respect to any person known to be a Borrower.

                                (n)           This Agreement may only be amended or modified by the written agreement of both Parties.

                                (o)           To the extent permissible by applicable law, the Parties agree to promptly notify each other in the event either Party becomes aware of any threatened or actual investigation, regulatory action, allegation, arbitration or lawsuit pertaining to or having a material effect upon the Loans of this Agreement or any similar marketing and servicing agreement of third parties, or makes any changes in their respective business practices which would likely have a material effect on this Agreement or the Loans contemplated by this Agreement.

                IN WITNESS WHEREOF, the Bank and Advance America, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers as of the day and year first set forth above.

FIRST COMMUNITY BANK OF WASHINGTON		ADVANCE AMERICA SERVICING OF ARKANSAS, INC.

By:	/s/ James F. Arneson	By:	/s/ John T. Egeland
	James F. Arneson		John T. Egeland
	Executive Vice President, CFO		President

COMPUTATION OF SERVICING FEES

                1.             This is Exhibit A to that certain Marketing and Servicing Agreement (the “Agreement”) between First Community Bank of Washington (the “Bank”), and Advance America Servicing of Arkansas, Inc. (“Advance America”).  All capitalized terms used herein and not otherwise defined are defined in the Servicing Agreement.

                2.             As Advance America’s sole compensation under the Servicing Agreement, the Bank shall pay Advance America marketing and servicing fees of $11.50 per $100.00 loaned (“Fees”).

                3.             The Fees shall be paid in bi-weekly installments, payable within one (1) day after receipt of invoices therefor (“Bi-Weekly Invoices”), delivered by Advance America to the Bank after the end of each week.

                4.             Each Bi-Weekly Invoice shall show (a) the fees charges actually received by the Bank during the calendar month on Loans that were repaid in full during such month; and (b) the Fees owed by the Bank to Advance America.

                5.             Advance America will be responsible for all costs associated with its storefronts and its services under the Servicing Agreement, including without limitation rental and occupancy costs; costs of up-fit and leasehold improvements; equipment costs; processing costs; printing costs; taxes; maintenance costs; staffing costs; signage costs; and advertising costs.

                6.             The Bank shall be responsible for paying all fees and costs incurred on any bank accounts which are held in the Bank’s name, from which Proceed Checks are written or into which Repayment Checks or Loan repayments are deposited.

FIRST AMENDMENT TO MARKETING AND SERVICING

AGREEMENT DATED MARCH 21, 2001, BETWEEN FIRST COMMUNITY BANK OF

WASHINGTON AND ADVANCE AMERICA SERVICING OF ARKANSAS, INC.

                The First Amendment is between First Community Bank of Washington, Lacey, Washington, a bank organized under the laws of the State of Washington (the “Bank”), and Advance America Servicing of Arkansas, Inc., a Delaware Corporation (“Advance America”).

                The parties to this First Amendment entered into the Marketing and Servicing Agreement, dated March 21, 2001, the terms and provisions of which set forth the respective duties, obligations and responsibilities of the parties in connection with the Bank making short-term small Loans to consumers.  Insofar as the Marketing and Servicing Agreement is not inconsistent with the terms of this First Amendment, such Marketing and Servicing Agreement is made a part of this First Amendment and is incorporated herein by reference.  All capitalized terms used herein and not otherwise defined are defined in the Marketing and Servicing Agreement.

                NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements set forth in this First Amendment, the Bank and Advance America do hereby agree to amend Section 7 of the Marketing and Servicing Agreement as set for below:

                7.             Confidentiality and Use of Customer and Proprietary Information; Non-Solicitation of Employees.

                                (a)                           The Parties agree that the use of the information regarding all Borrowers and Applicants (“Confidential Information”), including without limitation names, addresses, demographic information and financial information, is subject to, or may become subject to, federal and state privacy laws.  The Parties agree that the use of such Confidential Information shall be in compliance with all such applicable laws, and with any privacy policy adopted by the Bank to comply with such laws, and that the Parties will keep such Confidential Information confidential in accordance with such laws and policy.

                                (b)                           Advance America may use Confidential Information in connection with its performance under this Agreement, and Advance America may disclose Confidential Information to its affiliates who may only use the Confidential Information to the same extent which Advance

America may use and disclose the Confidential Information.  Further. Advance America may disclose and use the Confidential Information in its ordinary course of business in order to service and carry out its duties under this Agreement.  Any Confidential Information shall be returned to the Bank as requested by the Bank once the services contemplated by this Agreement have been completed.

                                (c)                           Except as set forth and authorized under the Agreement, Advance America shall not advertise, market or otherwise make known to others any information relating to the subject matter of this Agreement.  If Advance America proposes to disclose Confidential Information to a non-affiliated third party in order to perform under this Agreement, Advance America must first obtain the consent of the Bank to make such disclosure and Advance America must enter into a confidentiality agreement with such third party under which that third party would be restricted from disclosing, using or duplicating such Confidential Information, except as consistent with this paragraph.  Except as set forth in this Agreement, if requested by the Bank, any employee, representative, agent or subcontractor of Advance America shall enter into a non-disclosure agreement with the Bank to protect the Confidential Information satisfactory to the Bank.

                                (d)                           The Bank agrees not to target the Borrowers for any solicitation of any product or service, and not to provide any Confidential Information to any person or entity not a party to this Agreement, except to the extent required to do so under applicable law or judicial, administrative or regulatory process or except incident to its normal marketing efforts in the State of Washington, without the prior written consent of Advance America.  The Bank shall use reasonable care to ensure that its agents do not violate this provision.

                                (e)                           The Bank and Advance America agree to treat in confidence the provisions of this Agreement and all documents, materials and other information related to this Agreement, which shall have been obtained during the course of the negotiations leading to, and during the performance of this Agreement (collectively, “Proprietary Information”), and not to communicate Proprietary Information to any third party, except that Proprietary Information may be provided to a Party’s affiliates, as such term is defined in the Securities Exchange Act of 1934, regulatory authorities, counsel, accountants, financial or tax advisors without the consent of the other Party, provided that such parties agree to hold such Proprietary Information in confidence.  As used herein, the term “Proprietary Information” shall not include any Information which (i) is or becomes available to a Party (the “Restricted Party”) from a source other than the other Party, (ii) is or becomes available to the public other than as a result of disclosure by the Restricted Party or its agents, or (iii) is required to be disclosed under applicable law or judicial, administrative or regulatory process (but only to the extent it must be disclosed).

                                (f)                            The Parties agree that monetary damages would not be adequate compensation in the event of a breach by a Restricted Party of its obligations under this Section 7 and, therefore, the Parties agree that in the event of such breach the Restricted Party, in addition to its other remedies at law or in equity, shall be entitled to an order  requiring the Restricted Party to specifically perform its obligations under Section 7 or enjoining the Restricted Party from breaching Section 7, and the Restricted Party shall not plead in defense thereto that there would be an adequate remedy at law.

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                                (g)                           Each Party agrees that is shall not directly or indirectly solicit, hire or otherwise retain or engage, whether as an employee, independent contractor or otherwise, any employee or other personnel of the other Party.

                Unless specifically amended herein, all of the terms, conditions and provisions of the Marketing and servicing Agreement remain in full force and effect.

                In the event of any conflict, inconsistency, or incongruity between the provisions of this First Amendment and any of the provisions of the Marketing and Servicing Agreement, the provisions of this First Amendment shall in all respects govern and control.

FIRST COMMUNITY BANK OF WASHINGTON

By::	/s/ James F. Arneson
James F. Arneson
Its: Executive Vice President, CFO

ADVANCE AMERICA SERVICING OF ARKANSAS, INC.

By:	/s/ John T. Egeland
John T. Egeland
Its: President

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JOINDER AND GUARANTY AGREEMENT

                This Jointed and Guaranty Agreement (this “Agreement”) is dated as of March 21, 2001 between First Community Bank of Washington, a bank organized under the laws of the State of Washington and an FDIC issued institution (the “Bank”), Advance America Servicing of Arkansas, Inc.., a Delaware corporation (“Subsidiary”) and Advance America, Cash Advance Centers, Inc., a Delaware corporation (the “Parent”) (collectively Subsidiary and Parent are referred to herein as the “Advance Entities”).

                WHEREAS, Subsidiary and Bank are entering into a Marketing and Servicing Agreement of even date herewith (the “Servicing Agreement”) and all capitalized terms used herein and not otherwise defined are defined in the Servicing agreement;

                WHEREAS, Subsidiary has agreed in the Servicing Agreement to indemnify the Bank Indemnified Parties as to certain Losses but the Bank Indemnified Parties wish to have additional assurances of Subsidiary’s financial ability to satisfy all such obligations; and

                NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, and other valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Bank and the Advance Entities (together, the “Parties”) agree as follows:

                1.             Joinder in Indemnity Obligations and Guaranty

                                The Advance Entities jointly and severally agree to indemnify and hold harmless the Bank Indemnified Parties to the full extent that Subsidiary is indemnifying and holding harmless such Bank Indemnified Parties under the Servicing Agreement.  Parent agrees to act as a guarantor and surety of the indemnity obligations of Subsidiary under the Servicing Agreement and agrees that it will be jointly and severally liable with Subsidiary.  Any Bank Indemnified Party entitled to indemnification under the Servicing Agreement any proceed directly against Parent in lieu of or in addition to proceeding against Subsidiary under the Servicing Agreement.

                2.             Representations and warranties

                Parent hereby represents and warrants to the Bank, as of the date hereof and on a continuing basis throughout the term of this Agreement, that:

                (a)           Parent is duly organized and validly existing, and licensed to do business as a corporation under the laws of the State of Delaware

                (b)           Parent has the corporate power and authority, and all requisite licenses, permits and authorizations, to execute and deliver the Agreement and to perform their duties hereunder.  This Agreement has been duly authorized by Parent’s Board of Directors, executed and delivered by it and constitutes its legal, valid and binding agreements, enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (c)           The execution, delivery and performance of this Agreement will not (A) violate or conflict with any provision of the articles of organization, operating agreement or other governance documents of parent; or (B) violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle and party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, law, arbitration award, judgment or decree to which Parent is a party or by which Parent assets may be bound

3.  Notices

If to Advance Entities:	If to the Bank;
Mr. John T. Egeland, President	Ken F. Parsons, Sr., President/CEO
Ms. Monica Allie, Esquire	721 College St. SE
961 East Main Street	P.O. Box 3800
Spartanburg, SC 29302	Lacey, Washington 98509-3800
(864) 515-5600	(360) 412-2100

4.  Termination

                This Agreement shall terminate at the same time as the termination of the Servicing Agreement.

5.  Miscellaneous

                (a)           Neither the existence of the Agreement and the other Agreements, nor their execution, is intended to be, nor shall it be construed to be, the formation of partnership or joint venture between the Bank and Advance Entities.

                (b)           This Agreement supersedes any negotiations, discussions or communications between the Bank and Advance Entities and constitutes the entire agreement of the Bank and Advance Entities with respect to the subject matter hereof.

                (c)           Failure of any party to insist, in one or more instances, on performance by any other Party in accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of the Agreement unless and to the extent that such waiver is in a writing signed by or on behalf of the Party alleged to have granted such waiver

                (d)           This Agreement and the rights and duties described herein shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without reference to Alabama or Washington choice of law rules.

                (e)           Any controversy or claim arising out to or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in a mutually convenient location in accordance with the Commercial Arbitration Rules of the American Arbitration Association(“AAA”).  The arbitrator shall be selected by agreement of the Parties or, if they cannot agree on an arbitrator within thirty (30) days after written notice of a Party’s desire to have a matter settled by arbitration, then the arbitrator shall be selected by the AAA.  Any arbitrator hereunder must be either a lawyer who has practiced law for at least ten years or a retired judge.  The arbitrator shall render his or here decision in writing in accordance with applicable substantive laws.  The determination reached in such arbitration shall be final and binding on all Parties hereto without any right of appeal except as provided by the Federal Arbitration Act.  Any court of competent jurisdiction may enforce any determination or award of the arbitrator.  Unless otherwise agreed by the Parties, any such arbitration shall be conducted in accordance with the rules of the AAA.  The arbitrator shall have the right and power to apportion the costs and expenses of the arbitration (including the Parties' attorneys' fees and expenses) in his or her discretion.  THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SUBJECT TO ARBITRATION HEREUNDER.

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                (f)            The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                IN WITNESS WHEREOF, the Bank and Advance Entities, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers as of the day and year firs set forth above.

FIRST COMMUNITY BANK		ADVANCE AMERICA Servicing of
Arkansas, Inc.
OF WASHINGTON

By:	/s/ James F. Arneson	By:	/s/ John T. Egeland
Its: Executive Vice President, CFO		Its: President

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ William M. Webster, IV
Its: President

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